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Exhibit Number 99.1

Investor Contact:	W. Larry Cash Executive Vice President and Chief Financial Officer (615) 373-9600

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES
THIRD QUARTER 2003 RESULTS

NET REVENUE UP 30.8%, ADJUSTED EBITDA UP 24.0%, NET INCOME UP 57.2%
AND NET INCOME PER SHARE (DILUTED) UP 47.6%

        BRENTWOOD, Tenn. (October 23, 2003)—Community Health Systems, Inc. (NYSE: CYH) today announced financial and operating results for the third quarter and nine months ended September 30, 2003.

        Net operating revenues for the third quarter ended September 30, 2003, totaled $723.0 million, a 30.8% increase compared with $552.8 million for the same period last year. Adjusted EBITDA for the third quarter of 2003 was $108.3 million, compared with $87.3 million for the same period last year, representing a 24.0% increase. Adjusted EBITDA is EBITDA adjusted to exclude loss from early extinguishment of debt and minority interest in earnings. Net income increased 57.2% to $31.7 million, or $0.31 per share (diluted), on 108.1 million weighted average shares outstanding for the quarter ended September 30, 2003, compared with $20.2 million, or $0.21 per share (diluted), on 108.5 million weighted average shares outstanding for the same period last year. Refer to page 3 for "Financial Highlights."

        The consolidated financial results for the third quarter ended September 30, 2003, reflect a 23.5% increase in total admissions, compared with the third quarter of 2002. On a same store basis, admissions increased 1.0% and net operating revenues increased 8.1% compared with the same period last year.

        Net operating revenues for the nine months ended September 30, 2003, totaled $2.0 billion, compared with $1.6 billion for the same period last year, a 26.1% increase. Adjusted EBITDA for the nine months ended September 30, 2003 was $317.6 million, compared with $267.2 million for the same period last year, an 18.8% increase. Net income increased 33.9% to $95.8 million, or $0.95 per share (diluted), on 108.0 million weighted average shares outstanding, for the nine months ended September 30, 2003, compared with $71.6 million, or $0.72 per share (diluted), on 108.4 million weighted average shares outstanding for the same period last year.

        The weighted average shares outstanding for all periods presented include the assumed conversion of the convertible notes.

        The consolidated financial results for the nine months ended September 30, 2003, reflect a 17.6% increase in total admissions, compared with the same period last year. On a same store basis, admissions decreased 0.1% and net operating revenues increased 8.2%, compared with the same period last year.

        "Our results for the third quarter of 2003 again demonstrate Community Health Systems' ability to deliver solid operating metrics and meet our financial objectives," commented Wayne T. Smith, chairman, president and chief executive officer of Community Health Systems, Inc. "We are particularly pleased with the improvement in our volume trends during the quarter and our continued revenue and earnings growth. Our strong performance reflects consistent execution of our operating strategy as well as the incremental benefits of our acquisitions and capital investments in our facilities."

        The Company completed two acquisitions of not-for-profit hospitals during the third quarter of 2003; with the acquisition of Pottstown Memorial Medical Center (222 beds) in Pottstown, Pennsylvania, and Southside Regional Medical Center (408 beds) in Petersburg, Virginia. Each of these hospitals is the sole provider of general hospital services in its community. On October 1, 2003, the Company completed the acquisition of Laredo Medical Center (326 beds) in Laredo, Texas.

        "Community Health Systems has continued to set a high standard for success not only as a proven operator but also with our ability to selectively acquire hospitals," Smith continued. "Our proven track record in integrating and improving the performance of these acquired hospitals has extended our leadership position in the non-urban hospital industry. More importantly, we believe each of our hospitals is fulfilling its mission to deliver quality care to our communities. We believe our favorable reputation in the marketplace is attributed to our proven standardized and centralized operating platform, successful physician recruitment and dedicated hospital management teams. We are excited about the momentum we are building, and, above all, we are proud to be able to share our success in more communities and to deliver value to our shareholders."

        On October 6, 2003, the Company received notice from the Office of the Inspector General of the Department of Health and Human Services that the Company's obligations under the Corporate Compliance Agreement entered into in 2000 had been completed. The Company will continue to develop and enhance its voluntary compliance program.

        Located in the Nashville, Tennessee suburb of Brentwood, Community Health Systems is a leading operator of general acute care hospitals in non-urban communities throughout the country. Through its subsidiaries, the Company currently owns, leases or operates 73 hospitals in 22 states. Its hospitals offer a broad range of inpatient medical and surgical services, outpatient treatment and skilled nursing care. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol "CYH."

        Community Health Systems, Inc. will hold a conference call to discuss this press release on Friday, October 24, 2003 at 10:00 a.m. Central, 11:00 a.m. Eastern. Investors will have the opportunity to listen to a live Internet broadcast of the conference call by clicking on the Investor Relations link of the Company's web site at www.chs.net, or at www.fulldisclosure.com. To listen to the live call, please go to the web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and continue through November 24, 2003. A copy of the Company's Form 8-K (including this press release) and conference call slide show will also be available on the Company's website at www.chs.net.

        Statements contained in this news release regarding expected operating results, acquisition transactions and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Community Health Systems, Inc. with the Securities and Exchange Commission, including, the Company's Registration Statement on Form S-1 (Registration Statement No. 333-69064), Form 10-K for the year ended December 31, 2002 and Form 10-Qs for the quarters ended March 31, 2003 and June 30, 2003. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements.

COMMUNITY HEALTH SYSTEMS, INC.
Financial Highlights
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2003		2002		2003		2002
Net operating revenues	$723,022		$552,841		$2,039,592		$1,616,942
Adjusted EBITDA (a)	$108,293		$87,314		$317,600		$267,234
Net income	$31,683		$20,156		$95,838		$71,573
Net income per share—basic	$0.32		$0.21		$0.97		$0.73
Weighted average number of shares outstanding—basic	98,410		98,534		98,438		98,350
Net income per share—diluted	$0.31		$0.21	(b)	$0.95		$0.72	(b)
Weighted average number of shares outstanding—diluted	108,123	(c)(d)	108,513	(c)	107,980	(c)(d)	108,371	(c)

(a)
EBITDA consists of income before interest, income taxes, and depreciation and amortization. Adjusted EBITDA is EBITDA adjusted to exclude loss from early extinguishment of debt and minority interest earnings.    ADJUSTED EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from ADJUSTED EBITDA are significant components in understanding and assessing financial performance. ADJUSTED EBITDA is an analytical indicator used by management and the health care industry to evaluate hospital performance, allocate resources and measure leverage and debt service capacity. ADJUSTED EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because ADJUSTED EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, ADJUSTED EBITDA as presented may not be comparable to other similarly titled measures of other companies.

  Net income is the financial measure calculated and presented in accordance with generally accepted accounting principles that is comparable to ADJUSTED EBITDA, as defined. The following table reconciles ADJUSTED EBITDA, as defined, with our net income as derived directly from our consolidated financial statements for the three months and nine months ended September 30, 2003 and 2002:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net Income	$31,683	$20,156	$95,838	$71,573
Provision for income taxes	21,117	14,397	63,934	50,698
Interest expense, net	18,468	14,788	52,151	48,039
Loss from early extinguishment of debt	—	8,646	—	8,646
Depreciation and amortization	36,374	28,982	103,974	86,417
Minority interest in earnings	651	345	1,703	1,861

Adjusted EBITDA	$108,293	$87,314	$317,600	$267,234

(b)
To conform to the requirements of SFAS No. 145, the extraordinary loss from early extinguishment of debt has been reclassified to operating income. Had income before extraordinary item per share been shown for 2002 as previously reported, income per share before extraordinary item (diluted) would have been $0.25 for the three months ended September 30, 2002, and $0.77 for the nine months ended September 30, 2002.

(c)
Adjusted to include assumed exercise of employee stock options and assumed conversion of convertible notes. Since the income per share impact of the conversion of the convertible notes is less than the basic income per share for both periods presented, the convertible notes are dilutive and accordingly, must be included in the fully diluted calculation (after tax interest savings of $2.2 million per quarter and 8.6 million shares added to the number of weighted average diluted shares.)

(d)
The 0.3% decrease in the weighted average number of shares (diluted) outstanding for the three and nine month periods ended September 30, 2003, compared to the same periods last year is due primarily to the weighted average number of shares repurchased under the Company's share repurchase program.

COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Net operating revenues	$723,022	$552,841	$2,039,592	$1,616,942

Operating expenses:
Salaries and benefits	288,328	221,459	820,407	652,838
Provision for bad debts	70,690	52,351	195,109	149,970
Supplies	84,229	62,960	237,201	188,865
Other operating expenses	171,482	128,757	469,275	358,035
Depreciation and amortization	36,374	28,982	103,974	86,417
Minority interests in earnings	651	345	1,703	1,861

Total expenses	651,754	494,854	1,827,669	1,437,986

Income from operations	71,268	57,987	211,923	178,956
Interest expense, net	18,468	14,788	52,151	48,039
Loss from early extinguishment of debt	—	8,646	—	8,646
Income before income taxes	52,800	34,553	159,772	122,271
Provision for income taxes	21,117	14,397	63,934	50,698

Net income	$31,683	$20,156	$95,838	$71,573

Net income per share—basic	$0.32	$0.21	$0.97	$0.73

Net income per share—diluted	$0.31	$0.21	$0.95	$0.72

Weighted average number of shares outstanding:
Basic	98,410	98,534	98,438	98,350

Diluted	108,123	108,513	107,980	108,371

Net income per share calculation:
Net income	$31,683	$20,156	$95,838	$71,573
Add—Convertible notes interest, net of taxes	2,189	2,189	6,567	6,567

Adjusted net income	$33,872	$22,345	$102,405	$78,140

Weighted average number of shares outstanding—basic	98,410	98,534	98,438	98,350
Add effect of dilutive securities:
Unvested common shares	93	249	98	249
Employee stock options	1,038	1,148	862	1,190
Convertible notes	8,582	8,582	8,582	8,582

Weighted average number of shares outstanding—diluted	108,123	108,513	107,980	108,371

Net income per share—diluted	$0.31	$0.21	$0.95	$0.72

COMMUNITY HEALTH SYSTEMS, INC.
Selected Operating Data
(Unaudited)
($ in thousands)

	For the Three Months Ended September 30,
	Consolidated			Same-Store
	2003*	2002**	% Change	2003	2002**	% Change
Number of hospitals	72	61		61	61
Licensed beds	7,581	6,023		5,981	6,023
Beds in service	5,887	4,753		4,791	4,753
Admissions	64,264	52,032	23.5%	52,551	52,032	1.0%
Adjusted admissions	119,640	97,848	22.3%	96,838	97,848	-1.0%
Patient days	249,871	198,137	26.1%	204,589	198,137	3.3%
Average length of stay (days)	3.9	3.8		3.9	3.8
Occupancy rate (average beds in service)	47.0%	45.9%		46.7%	45.9%
Net operating revenues	$723,022	$552,841	30.8%	$597,351	$552,749	8.1%
Net inpatient revenue as a % of
Total net operating revenues	50.2%	52.2%		50.8%	52.5%
Net outpatient revenue as a % of
Total net operating revenues	48.6%	46.6%		48.0%	46.3%
Adjusted EBITDA as a % of net
operating revenues	15.0%	15.8%		16.0%	15.8%
Net income as a % of net operating revenue	4.4%	3.6%		—	—
	For the Nine Months Ended September 30,
	Consolidated			Same-Store
	2003*	2002**	% Change	2003	2002**	% Change
Number of hospitals	72	61		61	61
Licensed beds	7,581	6,023		5,981	6,023
Beds in service	5,887	4,753		4,791	4,753
Admissions	183,891	156,318	17.6%	156,159	156,318	-0.1%
Adjusted admissions	337,603	289,070	16.8%	285,111	289,070	-1.4%
Patient days	716,858	604,671	18.6%	611,755	604,671	1.2%
Average length of stay (days)	3.9	3.9		3.9	3.9
Occupancy rate (average beds in service)	47.6%	48.8%		48.2%	48.8%
Net operating revenues	$2,039,592	$1,616,942	26.1%	$1,749,188	$1,616,659	8.2%
Net inpatient revenue as a % of
Total net operating revenues	51.1%	52.2%		51.4%	52.2%
Net outpatient revenue as a % of
Total net operating revenues	47.6%	46.5%		47.4%	46.5%
Adjusted EBITDA as a % of net
operating revenues	15.6%	16.5%		16.6%	16.5%
Net income as a % of net operating revenue	4.7%	4.4%		—	—

*
Does not include hospital acquired on October 1, 2003.

**
Does not include hospital acquired on September 30, 2002.

COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
($ in thousands)

	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$62,642	$132,844
Patient accounts receivable, net	492,122	400,442
Other current assets	130,796	114,440

Total current assets	685,560	647,726

Property and equipment	1,606,773	1,310,738
Less accumulated depreciation and amortization	(355,974)	(281,401)

Property and equipment, net	1,250,799	1,029,337

Goodwill, net	1,154,481	1,029,975

Other assets, net	96,885	102,458

Total assets	$3,187,725	$2,809,496

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$17,443	$18,529
Accounts payable and accrued liabilities	377,393	299,901

Total current liabilities	394,836	318,430

Long-term debt	1,371,097	1,173,929

Other long-term liabilities	114,781	102,832

Stockholders' equity	1,307,011	1,214,305

Total liabilities and stockholders' equity	$3,187,725	$2,809,496

COMMUNITY HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
($ in thousands)

	Nine Months ended
	September 30, 2003	September 30, 2002
Cash flows from operating activities
Net Income	$95,838	$71,573
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	103,974	86,417
Minority interest in earnings	1,703	1,861
Other non-cash expenses, net	142	3,388
Net changes in operating assets and liabilities, net of effects of acquisition	(3,301)	33,617

Net cash provided by operating activities	198,356	196,856

Cash flows from investing activities
Acquisitions of facilities	(320,233)	(127,693)
Purchases of property and equipment	(99,873)	(81,152)
Increase in other assets	(21,210)	(23,399)

Net cash used in investing activities	(441,316)	(232,244)

Cash flows from financing activities
Proceeds from issuance of common stock, net of expenses	—	3
Proceeds from exercise of stock options	1,479	2,364
Stock buy-back	(14,060)	—
Proceeds from minority investments	—	1,770
Redemption of minority investments	(336)	(708)
Distribution to minority investors	(1,836)	(863)
Borrowing under Credit Agreement	280,000	905,900
Repayments of long-term indebtedness	(92,489)	(763,934)

Net cash provided by financing activities	172,758	144,532

Net change in cash and cash equivalents	(70,202)	109,144
Cash and cash equivalents at beginning of period	132,844	8,386

Cash and cash equivalents at end of period	$62,642	$117,530

QuickLinks

  Exhibit Number 99.1
COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES THIRD QUARTER 2003 RESULTS
COMMUNITY HEALTH SYSTEMS, INC. Financial Highlights (Unaudited) (In thousands, except per share amounts)
COMMUNITY HEALTH SYSTEMS, INC. Condensed Consolidated Statements of Operations (Unaudited) (In thousands, except per share amounts)
COMMUNITY HEALTH SYSTEMS, INC. Selected Operating Data (Unaudited) ($ in thousands)
COMMUNITY HEALTH SYSTEMS, INC. Condensed Consolidated Balance Sheets (Unaudited) ($ in thousands)
COMMUNITY HEALTH SYSTEMS, INC. Condensed Consolidated Statements of Cash Flows (Unaudited) ($ in thousands)